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                  MELVILLE CORPORATION AND SUBSIDIARY COMPANIES       Exhibit 11
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                                                  Computation of Earnings Per Share
                                     (Dollars and shares in thousands except per share amounts)
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                                                                       Three Months Ended                 Six Months Ended
                                                                 June 29, 1996     July 1, 1995    June 29, 1996     July 1, 1995
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
Primary (loss) earnings per common share:
     Net (loss) earnings                                            $(62,534)        $ 30,665         $(48,332)        $(41,642)
     Less: preferred dividends, net                                   (3,398)          (4,328)          (6,797)          (8,656)
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     Net (loss) earnings used to compute
          primary (loss) earnings per share                         $(65,932)        $ 26,337         $(55,129)        $(50,298)
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     Weighted average number of shares
          outstanding                                                105,455          104,892          105,321          105,083
     Add: weighted average number of
          shares which could have been
          issued upon exercise of
          outstanding stock options                                      242               46               31               26
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     Weighted average number of shares
          used to compute primary (loss)
          earnings per share                                         105,697          104,938          105,352          105,109
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     Primary (loss) earnings per share                              $   (.62)        $    .25         $   (.52)        $   (.48)
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 Fully diluted (loss) earnings per common share:
     Net (loss) earnings                                            $(62,534)        $ 30,665         $(48,332)        $(41,642)
     Less: preferred dividends, net                                     (341)            (631)            (683)          (1,261)
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     Net (loss) earnings used to compute
          fully diluted (loss) earnings per
          share before adjustments                                   (62,875)          30,034          (49,015)         (42,903)
     Less: adjustments resulting principally
          from the assumed conversion of
          the Series One ESOP Convertible
          Preference stock, net of tax benefit                        (1,659)            (262)          (4,212)          (1,221)
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     Net (loss) earnings used to compute
          fully diluted (loss) earnings per share                   $(64,534)        $ 29,772         $(53,227)        $(44,124)
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     Weighted average number of shares
          outstanding                                                105,455          104,892          105,321          105,083
     Add: weighted average number of
          shares of Series One ESOP
          Convertible Preference Stock
          assuming conversion                                          7,032            7,208            7,032            7,208
     Add: weighted average number of
          shares which could have been
          issued upon exercise of
          outstanding stock options                                      332               45              334               28
     Add: weighted average number of
          shares which could have been
          issued upon conversion of 4 7/8%
          debentures                                                      --                3               --                3
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     Weighted average number of shares
          used to compute fully diluted
          (loss) earnings per share                                  112,819          112,148          112,687          112,322
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     Fully diluted (loss) earnings per share                        $   (.57)        $    .27         $   (.47)        $   (.39)
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